UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                                 Current Report

                        Pursuant to Section 13 or 15 (d)

                     of the Securities Exchange Act of 1934


                        Date of Report: January 27, 1998


                            HOMESTAKE MINING COMPANY
             (Exact name of Registrant as specified in its charter)




    Delaware                      1-8736                  94-2934609
 (State or other              (Commission             (I.R.S. Employer
 jurisdiction of               File Number)            Identification Number)
 incorporation)



     650 California Street, San Francisco, California        94108-2788
         (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: (415) 981-8150
                                                     http://www.homestake.com

Item 5.    Other Events.

1.    Restructuring of the Homestake Mine.

On January 26, 1998, the Registrant announced a major restructuring of operations at the Homestake Mine in Lead, South Dakota. Due to increasing production costs and the low gold price, the Company will implement a new operating plan to reduce costs. The Company will suspend underground mining while it completes the final details of the new operating plan and readies the underground mine to begin operating on the restructured basis. The Company's press release with respect to the restructuring of operations at the mine is included as Exhibit 99.13 to this Form 8-K Report.


2. Announcement of Special Meeting of Stockholders.

A special meeting of stockholders has been set for Thursday, April 23, 1998. The record date is March 10, 1998. At that meeting, shareholders will be asked to approve issuance of Homestake Mining Company Common Stock to acquire Plutonic Resources Limited, an Australian gold producer.


3. Announcement of Annual Meeting of Stockholders.

The annual meeting of stockholders has been set for Friday, July 24, 1998. The record date for the annual meeting has not yet been established.


Item 7.    Financial Statements and Exhibits.

         (c)      Exhibits.

Exhibit 99.13     Press  Release  dated  January  26,  1998   announcing   the
                  restructuring of operations at the Homestake Mine in Lead, South Dakota.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 27, 1998


                                             HOMESTAKE MINING COMPANY
                                                  (Registrant)



                                           By:  /s/ David W. Peat
                                               ------------------
                                               David W. Peat
                                               Vice President and Controller